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                                                                  EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ALZA Corporation for the registration of 20,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999, except for paragraph 2 of Note 1 and Note 12 as to which date is March 16, 1999, with respect to the consolidated financial statements and schedule of ALZA Corporation included in its Current Report dated May 12, 1999 (Form 8-K), filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           Ernst & Young LLP

Palo Alto, California
September 2, 1999